UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2008 (January 23, 2008)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-22537-01	23-2215075
(Commission File Number)	(IRS Employer Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA	19512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 367-6001

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As previously reported, National Penn Bancshares, Inc. (“National Penn”) and KNBT Bancorp, Inc. (“KNBT”) entered into an Agreement and Plan of Merger on September 6, 2007 (the “Agreement”) providing for the merger of KNBT with and into National Penn (the “Merger”).  Under the terms of the Agreement, on the effective date of the Merger, the National Penn Board of Directors is to be comprised of fifteen directors, ten of whom are to be current National Penn directors (selected by National Penn) and five of whom are to be current KNBT directors (selected by KNBT and approved by National Penn).

Also, as previously reported, the ten National Penn directors who will continue to serve on the National Penn Board of Directors upon closing of the Merger are Thomas A. Beaver, J. Ralph Borneman, Jr., Robert L. Byers, Patricia L. Langiotti, Molly K. Morrison, Glenn E. Moyer, Natalye Paquin, Robert E. Rigg, C. Robert Roth, and Wayne R. Weidner, and the five KNBT directors who will serve on the National Penn Board of Directors after closing of the Merger are Jeffrey P. Feather, Donna D. Holton, Thomas L. Kennedy, Christian F. Martin, IV,  and R. Chadwick Paul, Jr.

National Penn’s Board of Directors is divided into three classes of directors, each class as nearly equal in number as is possible, and each class with a term of three years.

On January 23, 2008, National Penn’s Board of Directors increased the size of the Board to fifteen, increased the size of each class of directors to five, and, based on the recommendation of the Nominating/Corporate Governance Committee, elected the five previously approved KNBT directors to be directors of National Penn (each in the class set forth opposite that person’s name as follows), all contingent upon and effective on the effective date of the Merger:

Jeffrey P. Feather	Class III (until the annual meeting of shareholders in 2008)
Donna D. Holton	Class II (until the annual meeting of shareholders in 2010)
Thomas L. Kennedy	Class I (until the annual meeting of shareholders in 2009)
Christian F. Martin IV	Class II (until the annual meeting of shareholders in 2010)
R. Chadwick Paul, Jr.	Class II (until the annual meeting of shareholders in 2010)

Section 8 – Other Events

Item 8.01   Other Events

The Annual Meeting of Shareholders of National Penn has been scheduled for Monday, April 21, 2008 at 9:30 a.m. at the Holiday Inn, 7736 Adrienne Dr., Breinigsville, Pennsylvania.

Additional Information About This Transaction:

National Penn filed a registration statement on Form S-4 in connection with the transaction, and National Penn and KNBT mailed a joint proxy statement/prospectus to their respective shareholders in connection with the transaction. Shareholders and investors were urged to read the joint proxy statement/prospectus, because it contains important information about National Penn, KNBT and the transaction. You may obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about National Penn, at the SEC's web site at www.sec.gov. A free copy of the proxy statement/prospectus, and the filings with the SEC that are incorporated by reference in the proxy statement/prospectus, may also be obtained from National Penn or KNBT, by directing the request to either of the following persons:

Ms. Sandra L. Spayd	Mr. Eugene Sobol
Corporate Secretary	Senior Executive Vice President & Chief Financial Officer
National Penn Bancshares, Inc.	KNBT Bancorp, Inc.
Philadelphia and Reading Avenues	90 Highland Avenue
Boyertown, PA 19512	Bethlehem, PA 18017
(610) 369-6202	(610) 807-5888

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

Date:	January 25, 2008	By:	/s/ Glenn E. Moyer
			Name:	Glenn E. Moyer
			Title:	President and CEO